Exhibit 10.16

CTI BIOPHARMA CORP.

2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(GLOBAL FORM)

THIS STOCK OPTION AGREEMENT, including any country-specific appendices attached hereto, (collectively the “Option Agreement”) is dated as of [____________, 20__] (the “Grant Date”) by and between CTI BioPharma Corp., a Washington corporation (the “Company”), and [___________________] (the “Participant”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Plan.

W I T N E S S E T H

WHEREAS, pursuant to and under the CTI BioPharma Corp. 2007 Equity Incentive Plan (the “Plan”), the Company desires to grant to the Participant, effective as of the date hereof, the Option (defined below), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	Grant.

According to and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference, the Company hereby grants to the Participant the option (the “Option”) to purchase all or any part of an aggregate of [________] shares (the “Shares”) of the common stock of the Company at the exercise price of [$_____] per share (the “Exercise Price”).  The Option will be treated as [a Nonqualified][or] [an Incentive] Stock Option (for U.S. employees)].  A copy of the Plan is publicly available and has been filed with the SEC and will be furnished to the Participant upon the Participant’s request. The Exercise Price and the number of Shares covered by the Option are subject to adjustment under Section 4.3 of the Plan.

2.	Vesting; Limits on Exercise.

The Option may be exercised only to the extent it is vested.  Subject to Section 5 below, the Option shall vest and become exercisable in percentage installments of the aggregate number of Shares subject to the Option in accordance with the following schedule; provided, however, if the Participant is a Director and a Change in Control occurs, any portion of the Option that remains outstanding and unvested immediately prior to the Change in Control shall accelerate and become vested upon (or, to the extent necessary to give effect to the acceleration, immediately prior to) the Change in Control:

Date of Vesting	Portion of Shares with respect to which the Option is Vested/Exercisable
[insert]	[insert]

The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option as provided in this Option Agreement and the Plan.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The Participant must remain employed by, or continue to provide services to, the Company or any Subsidiary or Affiliate through each applicable vesting date of the Option in order to vest in the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in Section 5 below or under the Plan.

The Option grant and the Participant’s participation in the Plan shall not create a right to continued employment or service with the Company or any Subsidiary or Affiliate nor shall it create a right to employment or be interpreted as forming an employment or services contract with the Company or any Subsidiary or Affiliate and shall not interfere with the ability of the Company or any Subsidiary or Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any) or affect the right of the Company or any Subsidiary or Affiliate to increase or decrease the Participant’s other compensation.  Nothing in this Option Agreement, however, is intended to adversely affect any contractual right(s) of the Participant, independent of the Option grant and this Option Agreement, between the Participant and Company or any Subsidiary or Affiliate without his or her consent thereto.

The determination of whether a Termination of Service has occurred shall be made by the Committee, in its sole discretion, in accordance with the terms of the Plan including, without limitation, Sections 2.50 and 9.3 of the Plan.  Unless otherwise expressly provided by the Company, in the event that: (1) the Participant is, on the Grant Date, both an Employee and a Director, the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer an Employee as provided in Section 2.50(a) of the Plan; and (2) in the event the Participant is, on the Grant Date, both a Nonemployee Director and a Consultant (but is not an Employee), the determination of whether a Termination of Service has occurred with respect to the Participant shall be determined by reference to the date on which the Participant is no longer a Nonemployee Director as provided in Section 2.50(c) of the Plan.

4.	Method of Exercise of Option.

Any vested portion of the Option may be exercised by the Participant’s delivery of a written notice of exercise (in a form acceptable to the Company) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the aggregate Exercise Price and any Tax-Related Items (as defined in Section 7 below).

The Exercise Price shall be payable to the Company by one or more following methods:

(a) by check;

(b) through irrevocable instructions from the Participant to the Company’s designated broker or other broker permitted by the Company to remit funds required to satisfy all or a portion of the Exercise Price to the Company under a broker-assisted cashless exercise program implemented by the Company; provided, however, that the Participant shall be permitted to engage an individual broker in connection with the cashless exercise contemplated under this Section 4(b) to the extent the Participant has adopted an arrangement that is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the 1934 Act (a “10b5-1 Trading Plan”) with respect to transactions involving the Option and/or Shares subject to the Option; or

(c) through such other method of exercise permitted by the Committee, in its sole discretion, pursuant to Section 5.6 of the Plan.

As soon as practicable after receipt of the Participant’s written notice of exercise and full payment of the Exercise Price and any Tax-Related Items, the Company shall deliver to the Participant Share certificates (which may be in book entry form) representing the Shares underlying the exercised Option.

5.	Early Termination of Option.

5.1      Expiration Date.  Subject to earlier termination as provided below in this Section 5, the Option will terminate on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

5.2      Possible Termination of Option upon Certain Corporate Events.  The Option is subject to possible termination in connection with certain corporate events as provided in Section 9.1 of the Plan.

5.3      Termination of Option upon the Participant’s Termination of Service.  The Option, to the extent not vested on the date of the Participant’s Termination of Service (the “Termination Date”), shall terminate on such date and the Participant shall have no right to any unvested portion of the Option or any underlying Shares; provided, however, that if the Participant is a U.S. employee and is entitled to any accelerated vesting of the Option in connection with such Termination of Service either pursuant to Section 9.1 of the Plan or pursuant to the express provisions of any employment agreement, service agreement, severance agreement or similar agreement between the Participant and the Company or any Subsidiary or Affiliate then in effect (a “Service Agreement”), such accelerated vesting provisions shall apply.  The Option, to the extent vested and outstanding on the Participant’s Termination of Service, will terminate (a) on the expiration of twelve (12) months from the Termination Date if such Termination of Service is the result of the Participant’s death or Disability, or (b) three (3) months from the Termination Date for any other reason.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.1.

The Committee shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and the Option may only be exercised by the Participant during his or her lifetime.

7.	Tax Withholding.

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or Affiliate employing or retaining the Participant, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Subsidiary or Affiliate employing or retaining the Participant.  The Participant further acknowledges that the Company and/or the Subsidiary or Affiliate employing or retaining the Participant (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result except as otherwise expressly provided in the Option Agreement or any other agreement with the Participant.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Subsidiary or Affiliate employing or retaining the Participant (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Subsidiary or Affiliate employing or retaining the Participant to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Subsidiary or Affiliate employing or retaining the Participant, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of Shares acquired at exercise of the Option either through:

•

a voluntary sale by the Participant by providing irrevocable instructions to the Company’s designated broker to remit funds required to satisfy all or a portion of the Tax-Related Items to the Company and/or the Subsidiary or Affiliate employing or retaining the Participant under a broker-assisted cashless exercise program implemented by the Company in connection with the Plan; provided, however, that the Participant shall be permitted to engage an individual broker in connection with the cashless exercise to the extent the Participant has adopted a 10b5-1 Trading Plan with respect to transactions involving the Option and/or Shares subject to the Option; or

•	through a mandatory sale arranged by the Company on the Participant’s behalf pursuant to this authorization (without further consent).

The Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  Finally, the Participant agrees to pay to the Company or the Subsidiary or Affiliate employing or retaining the Participant, including through withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Subsidiary or Affiliate employing or retaining the Participant any amount of Tax-Related Items that the Company or the Subsidiary or Affiliate employing or retaining the Participant may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8.	Nature of Grant.

In accepting the grant of the Option, the Participant acknowledges, understands and agrees that:

(a)      the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)      the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)      all decisions with respect to future option or other grants of Awards, if any, will be at the sole discretion of the Company;

(d)      the Participant is voluntarily participating in the Plan;

(e)      the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(f)      the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)      the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)      for purposes of the Option, unless otherwise expressly provided in this Option Agreement or determined by the Company, the Participant’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any); the Committee shall have the exclusive discretion to determine the Termination Date for purposes of the Option grant (including whether the Participant may still be considered to be providing services while on a leave of absence);

(i)      unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Shares; and

(j)      the following provisions apply if the Participant is providing services outside the United States:

(i)      the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose; and

(ii)      no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary or Affiliate, waives his or her ability, if any, to bring any such claim, and releases the Company and its Subsidiaries and Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(iii)      the Participant acknowledges and agrees that neither the Company nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

9.	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the tax consequences with respect to the Option and any Shares that may be acquired upon exercise of the Option) or to his or her participation in the Plan.  Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option or the Participant’s participation in the Plan.

10.	Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company, the Participant’s employer and any Subsidiaries or Affiliates ("Data") for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company, the Participant’s employer or any Subsidiary or Affiliate retaining the Participant may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.  The Participant understands that Data may be transferred to E*Trade Financial Services, Inc. or any other possible recipients which may be assisting the Company (presently or in the future) with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that, if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s employer’s human resources representative or the Subsidiary or Affiliate retaining the Participant.  The Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that, if he or she resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s human resources representative or the Subsidiary or Affiliate retaining the Participant.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer or the Subsidiary or Affiliate retaining the Participant will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company may not be able to grant Options to the Participant or administer or maintain such Options. Therefore, Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s employer's human resources representative or the Subsidiary or Affiliate retaining the Participant.

11.	Insider Trading Restrictions/Market Abuse Laws.

The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residence (if different), which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions, including the United States and the Participant’s country of residence).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

12.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or any equivalent non-United States postal office.  Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Option Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

14.	Entire Agreement.

This Option Agreement and the Plan (and, if the Participant is a U.S. employee, any Service Agreement as to any accelerated vesting right as contemplated by Section 5.3, but only as to such an accelerated vesting right) constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Option Agreement, the Plan and Service Agreement (if any) in effect, the terms of the Plan shall control.  Notwithstanding the foregoing, the treatment of the Option upon a Termination of Service and/or a Change in Control shall be as set forth in the Service Agreement (if any) in effect between the Company or any Subsidiary or Affiliate in the event of any conflict with the Plan or this Option Agreement. As used in this Section 14, the term “Service Agreement” means any employment agreement, service agreement, severance agreement or similar agreement between the Participant and the Company or any Subsidiary or Affiliate in effect.

The Plan may be amended, suspended or terminated pursuant to Section 10.1 of the Plan.  This Option Agreement may be amended by the Committee from time to time, provided that any such amendment must be in writing and signed by the Company.  Except as otherwise provided in the Plan, any such amendment that materially and adversely affects the Participant’s rights under this Option Agreement requires the consent of the Participant in order to be effective with respect to the Option, provided that such consent shall not be required if the Committee determines, in its sole and absolute discretion, that the amendment is required or advisable in order for the Company, the Plan or this Option to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.	Effect of this Agreement.

Subject to the Company’s right to terminate the Option pursuant to Section 9.1 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

16.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

17.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18.	Governing Law; Venue.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.  For purposes of litigating any dispute that arises under this grant or the Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

19.	Clawback Policy.

The Option is subject to the terms of any recoupment, clawback or similar policy of the Company as may be in effect from time to time, as well as any similar provisions of applicable law (in each case, without regard to whether any such policy or application law was implemented or promulgated, as applicable, after the date the Option was granted), any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Shares or other cash or property received with respect to the Option (including any value received from a disposition of the Shares acquired upon exercise of the Option).

20.	Language.

If the Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.	Electronic Delivery and Acceptance.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22.	Severability.

The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23.	Appendices.

Notwithstanding any provisions in this Option Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Option Agreement for the Participant’s country.   Moreover, if the Participant relocates to any other country, special terms and conditions for such country will apply to the Participant (including, to the extent that an Appendix hereto pertains to the country to which the Participant relocates, those specified in such applicable Appendix), to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendices constitute part of this Option Agreement.

24.	Imposition of Other Requirements.

Subject to Section 14 of this Option Agreement, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.	Other Equity Awards.

The Participant agrees that, if the Participant works or resides in the U.S., this Option, together with any other equity awards previously granted by the Company to the Participant, are in complete satisfaction of any and all rights that the Participant may have to receive stock options, restricted stock, restricted stock units, or any other equity or equity-based award in or with respect to the Company.

By signing this Option Agreement, the Participant agrees that he or she understands and accepts the terms and conditions of the Option set forth in this Option Agreement and the Plan.

CTI BioPharma Corp.
a Washington corporation

By:
[Name]
[Title]

PARTICIPANT

Signature

Print Name

APPENDIX A

CTI BIOPHARMA CORP.

2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS FOR EMPLOYEES

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Option Agreement.

Terms and Conditions

This Appendix A includes additional terms and conditions for employees that govern the Option and the Shares subject to the Option if the Participant resides and/or works in one of the countries listed below.  If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working or if the Participant moves to another country after receiving the grant of the Option, the Company will, in its sole discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2014.  Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix A as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Option is exercised or the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the Option, the information contained herein may not be applicable to the Participant in the same manner.

ITALY

Terms and Conditions

Method of Exercise.

The following paragraph supplements Section 4 of the Option Agreement:

Notwithstanding anything to the contrary in the Plan or the Option Agreement, the Participant will be required to pay the Exercise Price by a cashless exercise under a broker-assisted cashless exercise program implemented by the Company in connection with the Plan such that all Shares subject to the exercised Option will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant.  The Company reserves the right to provide the Participant with additional methods of exercise in the future.

1

Plan Document Acknowledgment.

In accepting the Option, the Participant acknowledges that the Participant has received a copy of the Plan and the Option Agreement and has reviewed the Plan and the Option Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Option Agreement, including this Appendix A.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following provisions of the Stock Option Agreement: Section 1 (Grant); Section 2 (Vesting; Limits on Exercise); Section 3 (Continuance of Employment/Service Required); No Employment/Service Commitment); Section 5 (Early Termination of Option); Section 6 (Non-Transferability); Section 7 (Tax Withholding); Section 8 (Nature of Grant); Section 11 (Insider Trading Restrictions/Market Abuse Laws); Section 19 (Governing Law; Venue);  Section 20 (Clawback Policy); Section 21 (Language); Section 22 (Electronic Delivery and Acceptance); Section 23 (Severability); Section 24 (Appendices); Section 25 (Imposition of Other Requirements); and the Data Privacy provision below in this Appendix A.

Data Privacy.  This provision replaces in its entirety, Section 10 (Data Privacy) of the Option Agreement:

The Participant understands that the Company or the participant’s employer (the “Employer”) may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant is aware that providing the Company with the Participant’s Data is necessary for the performance of the Option Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The “Controller” of personal data processing is CTI BioPharma Corp. 3101 Western Ave., Seattle, WA 98121, USA; its representative in Italy is currently the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy. The Participant understands that the Data may be transferred to the Company or its Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to E*Trade Financial Services, Inc. or other third party with whom Shares acquired upon exercise of Options may be deposited.  Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.  The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing.  Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy.

Notifications

Foreign Asset/Account Reporting Information.

If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., Shares received upon exercise of Options) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).

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UNITED KINGDOM

Terms and Conditions

Tax Obligations.

This provision supplements Section 7 (Tax Withholding) of the Option Agreement for Employees:

If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year (April 6- April 5) in which the event giving rise to the liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Participant’s employer (the “Employer”), effective on the Due Date.  The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Participant’s Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Option Agreement.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the 1934 Act), he or she will not be eligible for such a loan to cover the income tax due as described above.  In the event that the Participant is such a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable.  The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.  The Participant is responsible for reimbursing the Company or the Employer for the value of any national insurance contribution due on this additional benefit and acknowledges that the Company or the Employer may recover such amount from him or her by any of the means referred to in Section 7 of the Option Agreement.

Joint Election.

As a condition of the Participant’s participation in the Plan, the Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer’s NICs”).  Without limitation to the foregoing, the Participant agrees to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to the Participant.  The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer.  The Participant further agrees that the Company and/or the Employer may collect the Employer’s NICs from him or her by any of the means set forth in Section 7 of the Option Agreement.

If the Participant does not enter into a Joint Election, or if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by the Participant and the Company or the Employer, as applicable, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any Shares to the Participant upon exercise of the Option.

UNITED STATES

Terms and Conditions

The following provisions apply to the Participant if the Option is designated as an Incentive Stock Option:

Incentive Stock Option Value Limit.

This provision supplements Section 2 (Vesting; Limits on Exercise) of the Option Agreement:

If the Option is designated as an Incentive Stock Option, and if the aggregate Fair Market Value of the shares with respect to which Incentive Stock Options (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000, as measured on the applicable Grant Dates, the limitations of Section 5.8.1 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.

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Method of Exercise of Option.

This provision supplements Section 4 (Method of Exercise of Option) of the Option Agreement:

The Option will qualify as an Incentive Stock Option only if it meets all of the applicable requirements of the Code. If the Option is designated as an Incentive Stock Option, the Option may be rendered a Nonqualified Stock Option if the Committee permits the use of one or more of the non-cash payment alternatives referenced in Section 5.6 of the Plan.

Early Termination of Option.

This provision supplements Section 5 (Early Termination of Option) of the Option Agreement:

Notwithstanding any post-termination exercise period provided for herein or in the Plan, the Option will qualify as an Incentive Stock Option only if it is exercised within the applicable exercise periods for Incentive Stock Options under, and meets all of the applicable requirements of, the Code.  If the Option is designated as an Incentive Stock Option, the Option will be rendered a Nonqualified Stock Option if the Option is not exercised within the applicable exercise periods for Incentive Stock Options or does not meet such other requirements.

Non-Transferability.

This provision supplements Section 6 (Non-Transferability) of the Option Agreement:

Notwithstanding anything to the contrary in this section or the Option Agreement, the Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 9.9 of the Plan.

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APPENDIX B

CTI BIOPHARMA CORP.

2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS FOR DIRECTORS AND CONSULTANTS

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Option Agreement.

Terms and Conditions

This Appendix B includes additional terms and conditions for directors and consultants that govern the Option and the Shares subject to the Option if the Participant resides and/or works in one of the countries listed below.  If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working or if the Participant moves to another country after receiving the grant of the Option, the Company will, in its sole discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2014.  Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the Option is exercised or the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the Option, the information contained herein may not be applicable to the Participant in the same manner.

ITALY

Terms and Conditions

Method of Exercise.

The following paragraph supplements Section 4 of the Option Agreement:

Notwithstanding anything to the contrary in the Plan or the Option Agreement, the Participant will be required to pay the Exercise Price by a cashless exercise under a broker-assisted cashless exercise program implemented by the Company in connection with the Plan such that all Shares subject to the exercised Option will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant.  The Company reserves the right to provide the Participant with additional methods of exercise in the future.

Plan Document Acknowledgment.

In accepting the Option, the Participant acknowledges that the Participant has received a copy of the Plan and the Option Agreement and has reviewed the Plan and the Option Agreement, including this Appendix B, in their entirety and fully understands and accepts all provisions of the Plan and the Option Agreement, including this Appendix B.  The Participant further acknowledges that the Participant has read and specifically and expressly approves the following provisions of the Stock Option Agreement: Section 1 (Grant); Section 2 (Vesting; Limits on Exercise); Section 3 (Continuance of Employment/Service Required); No Employment/Service Commitment); Section 5 (Early Termination of Option); Section 6 (Non-Transferability); Section 7 (Tax Withholding); Section 8 (Nature of Grant); Section 11 (Insider Trading Restrictions/Market Abuse Laws); Section 19 (Governing Law; Venue);  Section 20 (Clawback Policy); Section 21 (Language); Section 22 (Electronic Delivery and Acceptance); Section 23 (Severability); Section 24 (Appendices); Section 25 (Imposition of Other Requirements); and the Data Privacy provision below in this Appendix B.

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Data Privacy.

This provision replaces in its entirety, Section 10 (Data Privacy) of the Option Agreement:

The Participant understands that the Company or the Subsidiary or Affiliate retaining the Participant may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant is aware that providing the Company with the Participant’s Data is necessary for the performance of the Option Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The “Controller” of personal data processing is CTI BioPharma Corp., 3101 Western Ave., Seattle, WA 98121, USA; its representative in Italy is currently the office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy. The Participant understands that the Data may be transferred to the Company or its Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to E*Trade Financial Services, Inc. or other third party with whom Shares acquired upon exercise of Options may be deposited.  Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.  The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Participant’s Data and cease, for legitimate reasons, the Data processing.  Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: office of the Italian branch of CTI Life Sciences Limited with registered offices at Via Amedei 8, 20123 Milan, Italy.

Notifications

Foreign Asset/Account Reporting Information.

If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., Shares received upon exercise of Options) during any fiscal year which may generate income taxable in Italy (or if the Participant is the beneficial owner of such an investment or asset even if the Participant does not directly hold the investment or asset), the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return).

UNITED KINGDOM

Terms and Conditions

Grant.

Notwithstanding anything contrary in the Plan, due to securities law requirements, no grants will be made to Nonemployee Directors or Consultants in the United Kingdom.

UNITED STATES

Terms and Conditions

Tax Information.

The Option is not an incentive stock option within the meaning of Section 422 of the Code.

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